EXHIBIT 10.21

PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of December 15, 2008, by and between BP Parallel Corporation, a Delaware corporation (“Berry”), and Apollo Management VI, L.P., a Delaware limited partnership (“Apollo”).

WHEREAS, Apollo and its affiliates from time to time purchase securities in open market or privately negotiated transactions for their own account, including debt securities;

WHEREAS, Apollo intends to facilitate from time to time during the term of this Agreement certain purchases by Berry of outstanding debt securities of Berry Plastics Corporation or Berry Plastics Group, Inc. by purchasing such debt securities in open market or privately negotiated transactions (any such debt securities so purchased by Apollo, the “Notes”); and

WHEREAS, Apollo may propose to Berry that any purchases by Apollo of Notes be subject to the terms of this Agreement, on the terms contemplated by this Agreement, mutatis mutandis.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Designation of Notes.  From time to time Apollo may propose to sell Notes to Berry in accordance with this Agreement.  In the event Berry desires to purchase any such Notes, Apollo and Berry agree to execute a schedule of designated notes (each a “Designated Notes Schedule”) which shall describe, among other things, the Notes to be acquired, the anticipated Closing Date and the Consideration (as defined below) therefore.  Notes set forth on a Designated Notes Schedule are referred to herein as “Designated Notes.”  For avoidance of doubt (a) in the event Apollo has acquired any Notes prior to the date of this Agreement, such Notes shall not be Designated Notes unless included on a Designated Notes Schedule signed by Berry and Apollo and (b) the parties may execute a Designated Notes Schedule prior to the purchase by Apollo of the applicable Designated Notes, in which case the Designated Notes Schedule may provide (i) the range of acceptable purchase prices with respect to Apollo’s purchase of such Designated Notes and (ii) that such Designated Notes Schedule shall be void and of no force and effect if Apollo has not acquired any of such Designated Notes by the end of a specified period.

2.           Purchase and Sale. (a) Subject to the terms and conditions herein set forth, Berry agrees to purchase, or cause one of its affiliates to purchase, from Apollo, and Apollo agrees to sell to Berry or such affiliate, on a Closing Date (as hereinafter defined), any Designated Notes held by Apollo as of such Closing Date in exchange for the sum of Apollo’s purchase price of such Designated Notes set forth in the applicable Designated Notes Schedule, plus any reasonable out of pocket fees and expenses incurred by Apollo (such amount to be provided to Berry in reasonable detail) in connection with Apollo’s purchase (collectively, the “Consideration”), provided, however, that if the conditions set forth in Section 7(b) or (c) are not satisfied prior to or on the fifth day following the filing of the fiscal quarter results for the third fiscal quarter following Apollo’s purchase of any Designated Notes, then Apollo may sell such Notes to third parties on terms and conditions reasonably acceptable to Apollo (a “Third Party Sale”). For the avoidance of doubt, any interest on the Designated Notes accruing between the date of Apollo’s purchase and the Closing Date (or any sale of Designated Notes pursuant to the preceding proviso) shall be for Apollo’s account.

(b) Upon the earlier of a binding agreement for a Third Party Sale or consummation of a Third Party Sale, this Agreement shall no longer be effective with respect to the Notes that are the subject of the Third Party Sale, and neither party shall have any liability or obligation to the other party hereto with respect to such Designated Notes.

3.           Representations and Warranties of Berry. Berry hereby represents and warrants to Apollo, as of the date of this Agreement and as of any Closing Date, as follows:

(a)           Due Organization. Berry has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(b)           Authorization. Berry has the requisite power to enter into this Agreement and the transactions contemplated hereby and to carry out its obligations hereunder and thereunder. This Agreement has been duly authorized, and this Agreement has been duly executed and delivered by Berry and constitutes a valid and binding agreement enforceable in accordance with its terms, except, to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement will be a violation of any of the terms, conditions or provisions of Berry’s organizational documents (as amended through the Closing Date).

4.           Representations and Warranties of Apollo. Apollo hereby represents and warrants to Berry, as of the date of this Agreement and as of any Closing Date, as follows:

(a)           Due Organization. Apollo is duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware.

(b)           Authorization. Apollo has the requisite power to enter into this Agreement and the transactions contemplated hereby and to carry out its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by Apollo and constitutes a valid and binding agreement of Apollo enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles. Neither the execution and delivery of this Agreement, consummation of the transactions contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement, will be a violation of any of the terms, conditions or provisions of Apollo’s organizational documents (as amended through the Closing Date).

(c)           Title. As of the Closing Date, Apollo will have good and valid title to the Designated Notes, free and clear of any and all liens, encumbrances, claims, security interests and other legal or equitable encumbrances of any nature whatsoever, and at the Closing Date, upon delivery of the Consideration therefor, Apollo will deliver to Berry good, valid and marketable title to the Designated Notes, free and clear of all liens, encumbrances, claims, security interests and other legal or equitable encumbrances of any nature whatsoever.

5.           Public Announcements. The parties will consult with each other before issuing, and provide each other with the reasonable opportunity to review and comment upon, any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the reasonable consent of the other party, except as may be required by applicable law, by court process or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system so long as the other party is notified promptly by the disclosing party of such press release or public statement.

6.           Closing. With respect to the acquisition of Designated Notes specified in Designated Notes Schedule, the closing thereof (a “Closing”) shall occur at 10:00 a.m. (Eastern time) as soon as practicable after the execution of such Designated Notes Schedule but in any event no later than the second business day following the date upon which all of the conditions set forth in Section 6 and Section 7 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of those conditions), or at such other place, time and date as shall be agreed in writing between Berry and Apollo (such date being the “Closing Date”). The Closing shall take place in person or electronically, at a place as the parties shall mutually agree, at which time the parties shall make the deliveries described below.

(a)           Deliveries by Berry. At the Closing, Berry shall deliver or cause to be delivered to Apollo the sum of (i) the Consideration plus (ii) any accrued and unpaid interest on the Designated Notes, which shall be delivered by wire transfer of immediately available funds to the account specified by Apollo.

(b)           Deliveries by Apollo. At the Closing, Apollo shall deliver or cause to be delivered to Berry a letter of transmittal in customary form transferring the Designated Notes to Berry, together with such other documents of transfer as Berry shall reasonably request, all in form and substance reasonably satisfactory to Berry.

7.           Conditions to the Obligations of Berry. The obligations of Berry under this Agreement are subject to the fulfillment of each of the following conditions:

 (a)           Injunctions. No preliminary or permanent injunction or other final order by any United States federal or state court shall have been issued which prevents the consummation of the transactions contemplated hereby.

(b)           Financial Covenant Compliance. Berry Plastics Corporation shall be in Pro Forma Compliance as defined in and pursuant to (i) the Second Amended and Restated Term Loan Credit Agreement, dated April 3, 2007, by and among Berry Plastics Corporation, Berry Plastics Group, Inc., the subsidiaries of Berry Plastics Corporation party thereto, the lenders party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent and the other agents party thereto, and (ii) the Amended and Restated Revolving Credit Agreement, dated as of April 3, 2007, by and among Berry Plastics Corporation, Berry Plastics Group, Inc., the subsidiaries of Berry Plastics Corporation party thereto, the lenders party thereto, Bank of America, N.A. as administrative agent and the other agents party thereto.

(c)           Other Debt Agreement Compliance.  Berry Plastics Corporation and Berry Plastics Group, Inc. shall be in compliance with all other material agreements evidencing material indebtedness of Berry Plastics Corporation or Berry Plastics Group, Inc. as applicable; and the purchase and sale of Designated Notes as contemplated by this Agreement shall be permitted under the terms of all material agreements evidencing material indebtedness of Berry Plastics Corporation and Berry Plastics Group, Inc.

8.           Conditions to the Obligations of Apollo. The obligations of Apollo under this Agreement are subject to the fulfillment of each of the following conditions:

(a)           Performance. Berry shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it.

(b)           Injunctions. No preliminary or permanent injunction or other final order by any United States federal or state court shall have been issued which prevents the consummation of the transactions contemplated hereby.

9.           Survival. The representations and warranties of the parties shall survive the Closing indefinitely.

10.           Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time:

(a)           by mutual written consent of Berry and Apollo;

(b)           by either Berry or Apollo if a permanent injunction or other final order by any United States federal or state court shall have been issued which prevents the consummation of the transactions contemplated hereby; or

(c)           by either Berry or Apollo upon thirty (30) days prior written notice so long as Apollo no longer holds any Designated Notes.

11.           Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective legal successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person or entity other than the parties and their respective legal successors and permitted assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.

12.           Notices. Any notice or other communication provided for herein or given hereunder to a party shall be in writing and shall be given by delivery, by telex, telecopier or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

If to Berry:

BP Parallel Corporation
101 Oakley Street
Evansville, Indiana 47710
Attn: Ira G. Boots
Fax: (812) 421-9804

If to any Apollo entity:

Apollo Management VI, L.P.
9 West 57th St.
New York, New York 10019
Attn: Robert V. Seminara
Fax: (212) 515-3263

or to such other address with respect to a party as such party shall notify the other in writing.

13.           Waiver. No party may waive any of the terms or conditions of this Agreement, nor may this Agreement be amended or modified, except by a duly signed writing referring to the specific provision to be waived, amended or modified. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.           Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their affiliates.

15.           Expenses. Except as otherwise expressly contemplated herein to the contrary, regardless of whether the transactions contemplated hereby are consummated, each party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

16.           Captions. The Section and Paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

17.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each party shall have received counterparts hereof signed by each of the other parties.

18.           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

19.           Jurisdiction; Venue; Services of Process. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, for any proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any proceeding brought against it in any such court.  Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of this Agreement or the transactions contemplated hereby in the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

20.           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first executed.

BP PARALLEL CORPORATION

By:           ____________________________________
Name:

Title:

APOLLO MANAGEMENT VI, L.P.

By: AIF VI Management, LLC, its General Partner

By:           ____________________________________
Name:

Title: